EXHIBIT 99

JOINT FILER INFORMATION

Title of Security:	Common Stock

Issuer and Ticker Symbol:	Action Performance Companies, Inc. (ATN)

Designated Filer:	Endowment Capital Group, LLC

Other Joint Filers:	Endowment Capital, L.P.
Long Drive, L.P.
Endowment Management, LLC
Philip Timon

Addresses:	The principal business office address of each of the Joint Filers above is 1007 N. Orange Street,
Suite 757, Wilmington, DE 19801.

Signatures:	ENDOWMENT CAPITAL GROUP, LLC

By: /s/ Philip Timon
Name: Philip Timon
Title: Managing Member

ENDOWMENT CAPITAL, L.P.

By : Endowment Capital Group, LLC, as General Partner

By: /s/ Philip Timon
Name: Philip Timon
Title: Managing Member

LONG DRIVE, L.P.

By : Endowment Capital Group, LLC, as General Partner

By: /s/ Philip Timon
Name: Philip Timon
Title: Managing Member

ENDOWMENT MANAGEMENT, LLC

By: /s/ Philip Timon
Name: Philip Timon
Title: Managing Member

PHILIP TIMON

/s/ Philip Timon